EXHIBIT 10.1

NINTH AMENDMENT TO MASTER LEASE AGREEMENT

THIS NINTH AMENDMENT TO MASTER LEASE AGREEMENT (the “Amendment”), is made and entered into this 13th day of December, 2012, by and between Wal-Mart Stores East, LP., a Delaware limited partnership; Wal-Mart Stores, Inc., a Delaware corporation; Wal-Mart Louisiana, LLC, a Delaware limited liability company; Wal-Mart Stores Texas, LLC, a Texas limited partnership; and Wal-Mart Stores Arkansas, LLC, an Arkansas limited liability company (collectively “Landlord”) and CPI Corp, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Portrait Corporation of America, Inc., Tenant's predecessor in interest, entered into that certain Master Lease Agreement (the “Master Lease”) effective June 8, 2007, and that certain First Amendment to Master Lease dated June 20, 2007. Landlord and Tenant subsequently entered into that certain Second Amendment to the Master Lease dated August 20, 2007; a Third Amendment to the Master Lease dated April 15, 2008; a Fourth Amendment to the Master Lease dated October 30, 2009; a Fifth Amendment to the Master Lease dated June 3, 2010; a Sixth Amendment to the Master Lease dated July 1, 2010; a Seventh Amendment to the Master Lease dated September 11, 2011; and an Eighth Amendment to the Master Lease dated May 31, 2012;

Whereas, Landlord and Tenant acknowledge that as of the December 10, 2012, Tenant has not made its scheduled Base Rent payment that was due and payable on December 10, 2012; and

WHEREAS, Landlord and Tenant desire to further modify the Master Lease in accordance with the terms and provisions of this Amendment.

NOW, THEREFORE, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt, sufficiency and validity of which are hereby acknowledged, and Landlord and Tenant agree as follows:

1.	Accuracy of Recitals. The foregoing recitals are true and correct and are hereby incorporated into this Amendment as if fully set forth herein.

2.	Definitions. Capitalized terms used in this Amendment without definition shall have the meaning assigned to them in the Master Lease, as amended, unless the context expressly requires otherwise.

3.	Amendment. The Master Lease is amended as follows:

A.	10.1(A)- Transfer of Tenant's Interest. Section 10.1(A) is hereby deleted in its entirety and is replaced by the following:

A.	Tenant may not, without the prior written consent of Landlord, which Landlord may withhold, in its sole and absolute discretion:

B.	17.1(D)- Default. Section 17.1(D) is hereby deleted in its entirety and is replaced by the following:

1.
D. Tenant fails to pay any installment of Rent or any other charge to which Tenant is obligated by this Master Lease to pay when due and payable, and the failure to pay continues for more than ten (10) days.

C.	19.13- Attorney's Fees. Section 19.13 is amended by adding the following sentence.

1.	Additionally, Landlord shall be entitled to all external fees and costs incurred by Landlord in exercising its rights under this Master Lease.

D.	Appendix 1-Subsection 8.b(3)- Rent. Subsection 8.b(3) of Appendix-1 is hereby amended by adding the following:

1.
Landlord and Tenant agree that the Base Rent payments due for the Months of November 2012, December 2012, January 2013, February 2013, and March 2013 (collectively the “Additional Deferred Payments”) shall be deferred in accordance with the following schedule:

i.	November 2012 Base Rent (including a 9% annualized premium shall be due and payable on April 10, 2013;

ii.	December 2012 Base Rent (including a 9% annualized premium) shall be due and payable on April 10, 2013;

iii.	January 2013 Base Rent (including a 9% annualized premium) shall be due and payable on April 10, 2013;

iv.	February 2013 Base Rent (including a 9% annualized premium) shall be due and payable on April 10, 2013;

v.	March 2013 Base Rent (including a 9% annualized premium) shall be due and payable on April 10, 2013; and

vi.
Following the March Base Rent deferment, all payment of Base Rent shall return to the normal payment schedule (by the tenth (10th) calendar day of the month following the month in which such Gross Sales occurred).

2.
Tenant's failure to fully make any of the aforementioned payments (as set forth above) before 12 P.M. Central Time on the due date shall constitute a Material Default under the Master Lease and Landlord may immediately exercise any or all of the rights, remedies or entitlement of Landlord under the Master Lease and any rights, remedies or entitlements otherwise available to Landlord at law or in equity.

3.
Landlord and Tenant acknowledge that the Additional Deferred Payment rights granted herein are made in reliance on the representations set forth in the financial overviews that Tenant provide to Landlord on December 4, 2012, and the deferment rights granted herein shall be null and void if the financial overviews (actual, not projected) are found to be materially false.

E.
Appendix 1- Subsection 8.b(3)(3). Subsection 8.b(3)(3) of Appendix-1 as added by the Eighth Amendment is hereby deleted in its entirety and the 2013 Deferred Payment right is no longer of any force and effect.

F.	Appendix 1- Subsection 8.f(2)-Additional Events of Default. Subsection 8(f).(2) of Appendix 1 as deleted by the Sixth Amendment is hereby reinserted to read as follows:
In addition to the Events of Default designated elsewhere in this Master Lease, an Event of Default occurs if Tenant defaults on any agreement with a lender with respect to any debt facility and; (i) as a result of such default, the debt facility is accelerated; (ii) Tenant fails to cure such default; or (iii) the lender, within ninety (90) days after the occurrence of the default, refuses to permanently waive the default. Tenant shall notify Landlord of any notice of default from any lender with respect to any debt facility promptly after receiving such notice.

4.	Headings. The section heading are for convenience of reference only and do not modify or restrict any provisions hereof and shall not be used to construe any provisions.

5.
Successors. This Amendment shall inure to the benefit of and bind the parties hereto and their respective executors, heirs, administrators, successors and assigns to the extent permitted by the Master Lease.

6.
Full Force and Effect. Except as expressly modified by this Amendment, the Master Lease, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, and Eighth Amendments, remain unmodified in full force and effect and is ratified by the parties hereto.

7.
Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

[Signatures are on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written above

Landlord: Wal-Mart Stores, Inc.
/s/ Don R. Etheredge
Don R. Etheredge
Wal-Mart Stores, Inc.

Landlord: Wal-Mart Stores East, LP
/s/ Don R. Etheredge
Don R. Etheredge
Wal-Mart Stores East, LP

Landlord: Wal-Mart Texas, LLC
/s/ Don R. Etheredge
Don R. Etheredge
Wal-Mart Texas, LLC

Landlord: Wal-Mart Louisiana, LLC
/s/ Don R. Etheredge
Don R. Etheredge
Wal-Mart Louisiana, LLC

Landlord: Wal-Mart Stores Arkansas, LLC
/s/ Don R. Etheredge
Don R. Etheredge
Wal-Mart Stores Arkansas, LLC

Tenant: CPI Corp.
/s/ James J. Abel
James J. Abel
President / CEO